Exhibit 10.124

LETTER OF AGREEMENT

SERVING AS ADDENDUM TO THE 1997 MEDICAL SERVICES AGREEMENT

BETWEEN BLUE CROSS OF CALIFORNIA AND

PROSPECT MEDICAL GROUP

FOR

CALIFORNIACARE, BLUE CROSS PLUS AND PERSONAL CALIFORNIACARE

This will serve as confirmation that BLUE CROSS OF CALIFORNIA (“BLUE CROSS”) has agreed to the following terms of the CaliforniaCare Medical Services Agreement between BLUE CROSS and PROSPECT MEDICAL GROUP (“PARTICIPATING MEDICAL GROUP”) effective January 1, 1997.

Effective January 1 1997, BLUE CROSS shall increase professional capitation rates (excluding Durational Benefit plans, AIM, CalKids, and non-commercial products such as Workers’ Compensation, Medi-Cal and Medicare Risk) for PARTICIPATING MEDICAL GROUP by 1% (one percent), which rates shall remain in effect through December 31, 1997.

Effective January 1, 1998 BLUE CROSS shall increase the above mentioned rates by another 1% (one percent) to remain in effect through December 31, 1999.

Upon acceptance of the parties, this Addendum shall become part of the CaliforniaCare Medical Services Agreement between PARTICIPATING MEDICAL GROUP and BLUE CROSS effective January 1, 1997.

BLUE CROSS		PARTICIPATING MEDICAL GROUP

Name:	Ferial Bahremand	Name:	GREGG DE NICOLA M.D.

Signature:	/s/ Ferial Bahremand	Signature:	/s/ Gregg De Nicola

Title:	Vice President	Title:	PRESIDENT

Date:	2/13/97	Date:	11-26-96